Contact:
Rich Barber
Insightful Corporation
206-283-8802
investor@insightful.com

INSIGHTFUL ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER 2005

Reports 14% Revenue Growth Over Second Quarter of 2004

SEATTLE - August 4, 2005 - Insightful Corporation (NASDAQ: IFUL), a leading provider of software solutions for analysis of numeric and text data, today announced financial results for the second quarter of 2005.

Insightful reported revenues of $5.1 million for the second quarter of 2005, an increase of 14% over second quarter 2004 revenues of $4.5 million. Insightful reported net income of $0.3 million, or $0.03 per share, for the second quarter of 2005, as compared to net income of $0.3 million, or $0.02 per share, in the second quarter of 2004.

“We are pleased to see year-over-year revenue growth and continued profitability,” said Jeff Coombs, president and CEO of Insightful. “Compared to the second quarter of 2004, we achieved revenue growth across our two product segments - Data Analysis and Text Analysis - and in all of the major geographies in which we operate - the United States, Europe, and Asia.”

“And while remaining profitable, we continued to invest in the S-PLUS platform, strengthening its position as a de facto standard for statistical modeling and visualization, and futher enabling the integration of statistics within the business processes of our diverse customer base,” continued Coombs.

During the quarter the company launched S-PLUS® 7, the first major release of its flagship product since its purchase of the S programming language from Lucent in 2004.

“The release of the S-PLUS 7 platform, along with several vertical modules built on that platform, clearly demonstrates our dedication to making the S-PLUS product line the industry leader across the data analysis lifecycle, from prototyping to enterprise deployment of analytic applications,” Coombs said.

“S-Plus 7 delivers the power of statistics across the enterprise, scaling to large amounts of data and to large numbers of users,” continued Coombs. “It's designed to enable statisticians and developers to create targeted statistical applications that can be easily deployed to business users, researchers, and analysts who need to access the insight enabled by predictive analytics, but lack special expertise in statistical methods.”

Quarterly Highlights

•	Second quarter 2005 software license revenues were $2.1 million, as compared to $1.9 million in the second quarter of 2004.

•	Second quarter 2005 maintenance revenues were $1.7 million, as compared to $1.6 million in the second quarter of 2004.

•	Second quarter 2005 professional services and other revenue was $1.3 million, as compared to $1.0 million in the second quarter of 2004.

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Funded research, which is an offset to research and development expense in the company’s income statement, was $0.7 million in the second quarter of 2005, as compared to $0.8 million in the second quarter of 2004.

The Company has two product segments, Data Analysis and Text Analysis. Following are highlights for the quarter in each segment.

Data Analysis

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Total Data Analysis revenues, including software licenses, maintenance, and professional services and other, were $4.8 million in the second quarter of 2005, as compared to $4.3 million in the second quarter of 2004.

•	Second quarter 2005 Data Analysis software license revenues were $1.9 million, as compared to $1.7 million in the second quarter of 2004.

•	Second quarter 2005 Data Analysis professional services and other revenues were $1.2 million, as compared to $1.0 million in the second quarter of 2004.

•	Total domestic Data Analysis revenues $2.84 million in the second quarter of 2005, as compared to $2.77 million in the second quarter of 2004.

•	Total international Data Analysis revenues were $2.0 million in the second quarter of 2005, as compared to $1.6 million in the second quarter of 2004.

•	During the quarter, Insightful launched S-PLUS 7, which is designed to enable analysis of large data sets and development of enterprise applications for delivery of statistics across the enterprise.

•	The company also launched several vertical modules and solutions for targeted industries:

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S+Finmetrics™ 2.0, and S+NuOpt 1.6, flexible econometric software applications for financial services firms, providing for analysis, simulation, forecasting and portfolio optimization designed to improve the accuracy of complex, dynamic trading systems

-	S+ArrayAnalyzer® 2.1, rigorous statistical analysis software that now scales to large array experiments improving drug discovery accuracy for the growing DNA microarray market

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S-PLUS Clinical Pack, a new clinical data analysis and reporting solution for SAS® software users that provides rich graphics and modern analytics in validated enterprise environments in the life sciences industry.

Text Analysis

•	Total Text Analysis revenues were $0.3 million in the second quarter of 2005, as compared to $0.1 million in the second quarter of 2004.

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During the quarter, the company entered into new term license agreements with a U.S. government defense agency as well as with a large pharmaceutical company.  Revenues under these arrangements will be recognized in the future over the term of the licenses.

Outlook

For the third quarter of 2005, the company expects higher revenues when compared to the third quarter of 2004. The company expects costs in the third quarter of 2005 to be higher than in the second quarter of 2005, as it continues to set the foundation for future growth by investing in development and marketing for its core product lines, making investments in its IT infrastructure, and preparing to be compliant with the Sarbanes Oxley Act of 2002. Because of the range of possible revenue outcomes, the Company cannot predict at this time whether it will be profitable in the third quarter of 2005.

ABOUT INSIGHTFUL CORPORATION

Insightful Corporation (NASDAQ:IFUL) provides enterprises with scalable data analysis solutions that drive better decisions faster by revealing patterns, trends and relationships. The company is a leading supplier of software and services for statistical data analysis, data mining and knowledge access enabling clients to gain intelligence from numeric and text data.

Insightful products include S-PLUS®, S-PLUS Server, Insightful Miner™, and InFact®. Insightful consulting services provide specialized expertise and proven processes for the design, development and deployment of customized solutions.

The company has been delivering industry-leading, high-ROI solutions for 18 years to thousands of companies in the financial services, life sciences, biotechnology, telecommunications, and manufacturing industries, as well as to government and research institutions.

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Note to Investors - Forward Looking Statements

This press release contains forward-looking statements, including statements about our expected financial results in future periods. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words "predict", "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect our actual results include, but are not limited to, the risk that we may not achieve expected financial results, and the "Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price" described in the company’s most recent periodic report on form 10-QSB. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Insightful undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

INSIGHTFUL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	June 30,	December 31,
	2005	2004
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$9,644	$9,650
Accounts receivable, net	3,027	4,157
Other receivables	625	501
Prepaid expenses and other current assets	661	453
Total current assets	13,957	14,761
Property and equipment, net	972	966
Purchased technology, net	932	1,226
Goodwill and other intangibles, net	800	800
Other assets	46	60
	$16,707	$17,813

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$96	$129
Accounts payable	620	1,644
Accrued expenses and other current liabilities	1,606	1,912
Deferred revenue	5,730	6,318
Total current liabilities	8,052	10,003
Long-term debt, less current portion	—	32
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value—
Authorized—1,000,000 shares
Issued and outstanding—none	—	—
Common stock, $0.01 par value—
Authorized—20,000,000 shares
Issued and outstanding— 12,484,113 and 12,393,950 shares at June 30, 2005 and December 31, 2004, respectively	125	124
Additional paid-in capital	36,495	36,329
Accumulated deficit	(27,715)	(28,383)
Cumulative translation adjustment	(250)	(292)
Total stockholders’ equity	8,655	7,778
	$16,707	$17,813

INSIGHTFUL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
UNAUDITED

	Three Months Ended
	June 30,	June 30,
	2005	2004
Revenues:
Software licenses	$2,140	$1,851
Software maintenance	1,705	1,621
Professional services and other	1,265	1,005
Total revenues	5,110	4,477
Cost of revenues:
Software related	437	448
Professional services and other	673	572
Total cost of revenues	1,110	1,020
Gross profit	4,000	3,457
Operating expenses:
Sales and marketing	2,035	1,659
Research and development	1,462	1,241
Less—funded research	(649)	(777)
Research and development, net	813	464
General and administrative	817	1,019
Total operating expenses	3,665	3,142
Income from operations	335	315
Other income, net	5	2
Income before income taxes	340	317
Income tax expense	6	17
Net income	$334	$300

Basic net income (loss) per share	$0.03	$0.02
Diluted net income (loss) per share	$0.03	$0.02
Weighted-average number of common shares outstanding:
- Basic	12,445	12,238
- Diluted	13,182	13,207